UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

ZOSANO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-179130	46-0525801
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court
Fremont, CA 94555
(Address of principal executive offices) (Zip Code)

(510) 745-1200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, Bruce Steel notified us of his resignation from our Board of Directors effective as of April 7, 2014.  Mr. Steel’s decision to resign from the Board of Directors was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On April 2, 2014, Peter Daddona notified us of his resignation from our Board of Directors effective as of April 7, 2014.  Dr. Daddona’s decision to resign from the Board of Directors was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On April 2, 2014, Kleanthis Xanthopoulos notified us of his resignation from our Board of Directors effective as of April 7, 2014.  Dr. Xanthopoulos’ decision to resign from the Board of Directors was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On April 3, 2014, M. James Barrett notified us of his resignation from our Board of Directors effective as of April 7, 2014.  Dr. Barrett’s decision to resign from the Board of Directors was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO, INC.

Dated: April 4, 2014	By:	/s/ Vikram Lamba
	Name:	Vikram Lamba
	Title:	President

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